Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-5180	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2018 RESULTS

•	Reports quarterly revenue of $1.7 billion with organic growth of 3%

•	Delivers adjusted diluted earnings per share from continuing operations of $1.36, an increase of 14% over the prior year

•	Tightens 2018 guidance for full year adjusted diluted earnings per share from continuing operations to $4.80 to $4.85

DOWNERS GROVE, Ill., October 18, 2018 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Results:

For the third quarter ended September 30, 2018, Dover's revenue was $1.7 billion, driven by organic growth of 3%. Net earnings for the third quarter ended September 30, 2018, were $157.3 million, compared to net earnings of $178.9 million in the prior year period. The third quarter 2017 results include earnings from discontinued operations of $19.5 million attributable to Apergy, which the company spun off in the second quarter of 2018.

Earnings from continuing operations were $157.3 million, a decrease of 1% as compared to $159.5 million for the prior year period, largely driven by forecasted rightsizing costs incurred in the period. Diluted earnings per share from continuing operations ("EPS") on a GAAP basis for the third quarter ended September 30, 2018, were $1.05, compared to $1.01 for the comparable period.

For the third quarter ended September 30, 2018, earnings from continuing operations included acquisition-related amortization costs of $26.2 million and rightsizing costs of $19.7 million, representing $0.18 EPS and $0.13 EPS, respectively. Excluding these costs, adjusted earnings from continuing operations for the third quarter ended September 30, 2018, was $203.2 million (+9%), and adjusted EPS was $1.36 (+14%).

A reconciliation between GAAP and adjusted earnings from continuing operations is included as an exhibit herein.

Full Year 2018 Guidance Update:

Dover tightened its guidance for adjusted diluted earnings per share from continuing operations to the upper end of the previous range, and is now $4.80 to $4.85. This guidance is based on full year revenue growth of approximately 2%, which is comprised of organic growth of 3%, acquisition growth of 1%, and a favorable impact from FX of 1%, partially offset by a 3% impact from dispositions.

Dover’s 2018 guidance for adjusted EPS from continuing operations excludes forecasted full year acquisition-related amortization costs and rightsizing and other costs. Dover expects its full year effective tax rate to be between 20% and 21%.

Management Commentary:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover's solid results reflect broad-based demand strength in Engineered Systems and Fluids, which posted organic growth of 5% and 9%, respectively, and more than offset the forecasted weak demand conditions in Refrigeration & Food Equipment. In all, we generated revenue of $1.7 billion at an organic growth rate of 3%. Adjusted net earnings of $203 million and adjusted EPS of $1.36 improved 9% and 14%, respectively.

"Heading into the fourth quarter, demand trends remain largely unchanged across the portfolio, with third quarter organic bookings growth of 6% over the comparable period. In the fourth quarter, we expect our Fluids segment to be a more meaningful contributor to our profits as a result of top line growth conversion and improved operational performance in our retail fueling operations. This, coupled with our cost containment actions, will more than offset weaker demand conditions in our Refrigeration & Food Equipment segment, which are expected to continue through the balance of the year.

"We are on track to complete our rightsizing initiatives as disclosed at our September investor day, and have made good progress in our footprint optimization projects, some of which we expect to begin to implement in the fourth quarter. On the back of our solid order book, productivity improvements and internal cost initiatives, we are tightening our full year EPS guidance to $4.80 to $4.85, which represents the top end of the previous range."

Conference Call Information:

Dover will host a webcast and conference call to discuss its third quarter 2018 results and 2018 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, October 18, 2018. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approximately $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through three operating segments: Engineered Systems, Fluids and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Some of these statements may be indicated by words such as “may”, “anticipate”, “expect”, "believe”, “intend”, “guidance”, “estimates”, “suggest”, “will”, “plan”, “should”, “would”, “could”, “forecast” and other words and terms that use the future tense or have a similar meaning. Forward-looking statements are based on current expectations and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to identify and complete acquisitions and integrate and realize synergies from newly acquired businesses, the impact of interest rate and currency exchange rate fluctuations, capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions, changes in law, including the effect of U.S. tax reform and developments with respect to trade policy and tariffs, our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions, changes in sourcing input costs or the supply of input materials, the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy, our ability to capture and protect intellectual property rights, and various other factors that are described in the Company’s periodic reports filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2017. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - THIRD QUARTER 2018

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$1,747,403	$1,747,775	$5,183,168	$5,068,356
Cost of goods and services	1,100,883	1,098,582	3,268,583	3,189,202
Gross profit	646,520	649,193	1,914,585	1,879,154
Selling, general, and administrative expenses	426,445	410,040	1,290,246	1,257,027
Operating earnings	220,075	239,153	624,339	622,127
Interest expense	31,192	35,372	98,957	108,585
Interest income	(2,060)	(1,759)	(6,680)	(6,669)
Gain on sale of businesses	—	—	—	(90,093)
Other (income) expense, net	(2,073)	(1,236)	(6,641)	(1,407)
Earnings before provision for income taxes	193,016	206,776	538,703	611,711
Provision for income taxes	35,711	47,321	105,533	154,693
Earnings from continuing operations	157,305	159,455	433,170	457,018
Earnings (loss) from discontinued operations, net	—	19,457	(4,472)	58,199
Net earnings	$157,305	$178,912	$428,698	$515,217

Basic earnings per share:
Earnings from continuing operations	$1.07	$1.02	$2.87	$2.94
Earnings (loss) from discontinued operations, net	—	0.12	(0.03)	0.37
Net earnings	$1.07	$1.15	$2.84	$3.31

Weighted average shares outstanding	147,344	155,757	151,177	155,668
Diluted earnings per common share:
Earnings from continuing operations	$1.05	$1.01	$2.82	$2.90
Earnings (loss) from discontinued operations, net	—	0.12	(0.03)	0.37
Net earnings	$1.05	$1.14	$2.79	$3.27

Weighted average shares outstanding	149,457	157,555	153,429	157,565

Dividends paid per common share	$0.48	$0.47	$1.42	$1.35

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
REVENUE
Engineered Systems
Printing & Identification	$282,522	$299,834	$283,232	$865,588	$249,238	$278,220	$272,941	$800,399
Industrials	389,104	403,155	388,302	1,180,561	379,634	400,065	398,058	1,177,757
	671,626	702,989	671,534	2,046,149	628,872	678,285	670,999	1,978,156

Fluids	628,098	693,666	690,065	2,011,829	597,645	633,252	638,068	1,868,965

Refrigeration & Food Equipment	338,235	401,766	386,214	1,126,215	356,834	426,304	438,788	1,221,926

Intra-segment eliminations	(288)	(327)	(410)	(1,025)	(141)	(470)	(80)	(691)
Total consolidated revenue	$1,637,671	$1,798,094	$1,747,403	$5,183,168	$1,583,210	$1,737,371	$1,747,775	$5,068,356

NET EARNINGS
Segment Earnings:
Engineered Systems	$102,066	$126,649	$108,714	$337,429	$177,207	$110,103	$102,767	$390,077
Fluids	67,348	93,028	101,207	261,583	67,172	91,465	103,052	261,689
Refrigeration & Food Equipment	29,182	51,372	42,434	122,988	33,562	65,829	65,413	164,804
Total segments	198,596	271,049	252,355	722,000	277,941	267,397	271,232	816,570
Corporate expense / other	30,763	30,050	30,207	91,020	37,282	34,818	30,843	102,943
Interest expense	35,640	32,125	31,192	98,957	36,359	36,854	35,372	108,585
Interest income	(2,057)	(2,563)	(2,060)	(6,680)	(2,575)	(2,335)	(1,759)	(6,669)
Earnings before provision for income taxes	134,250	211,437	193,016	538,703	206,875	198,060	206,776	611,711
Provision for income taxes	24,841	44,981	35,711	105,533	51,787	55,585	47,321	154,693
Earnings from continuing operations	109,409	166,456	157,305	433,170	155,088	142,475	159,455	457,018
Earnings (loss) from discontinued operations, net	22,025	(26,497)	—	(4,472)	17,159	21,583	19,457	58,199
Net earnings	$131,434	$139,959	$157,305	$428,698	$172,247	$164,058	$178,912	$515,217

SEGMENT MARGIN
Engineered Systems	15.2%	18.0%	16.2%	16.5%	28.2%	16.2%	15.3%	19.7%
Fluids	10.7%	13.4%	14.7%	13.0%	11.2%	14.4%	16.2%	14.0%
Refrigeration & Food Equipment	8.6%	12.8%	11.0%	10.9%	9.4%	15.4%	14.9%	13.5%
Total segment operating margin	12.1%	15.1%	14.4%	13.9%	17.6%	15.4%	15.5%	16.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Systems	$19,239	$19,203	$18,204	$56,646	$20,598	$21,272	$23,150	$65,020
Fluids	34,449	34,981	34,954	104,384	32,454	33,362	34,211	100,027
Refrigeration & Food Equipment	13,579	13,524	13,533	40,636	15,035	14,522	14,093	43,650
Corporate	1,358	1,595	1,399	4,352	1,133	1,252	1,079	3,464
Total depreciation and amortization expense	$68,625	$69,303	$68,090	$206,018	$69,220	$70,408	$72,533	$212,161

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
BOOKINGS
Engineered Systems
Printing & Identification	$284,437	$306,770	$271,367	$862,574	$256,664	$282,158	$268,700	$807,522
Industrials	466,722	412,780	390,606	1,270,108	444,058	392,816	390,254	1,227,128
	751,159	719,550	661,973	2,132,682	700,722	674,974	658,954	2,034,650

Fluids	703,461	737,340	723,996	2,164,797	638,801	631,350	655,305	1,925,456

Refrigeration & Food Equipment	372,701	428,816	331,979	1,133,496	438,576	466,276	357,855	1,262,707

Intra-segment eliminations	(624)	33	(549)	(1,140)	(1,093)	(397)	(339)	(1,829)

Total consolidated bookings	$1,826,697	$1,885,739	$1,717,399	$5,429,835	$1,777,006	$1,772,203	$1,671,775	$5,220,984

BACKLOG
Engineered Systems
Printing & Identification	$135,915	$137,019	$126,609		$109,347	$115,763	$116,359
Industrials	376,474	372,525	367,963		327,180	321,315	316,835
	512,389	509,544	494,572		436,527	437,078	433,194

Fluids	544,250	564,959	588,632		434,274	438,445	462,471

Refrigeration & Food Equipment	283,250	309,440	255,783		341,530	382,598	302,574

Intra-segment eliminations	(389)	(134)	(58)		(725)	(268)	(174)

Total consolidated backlog	$1,339,500	$1,383,809	$1,338,929		$1,211,606	$1,257,853	$1,198,065

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
Basic earnings (loss) per common share:
Continuing operations	$0.71	$1.10	$1.07	$2.87	$1.00	$0.92	$1.02	$2.94
Discontinued operations	0.14	(0.17)	—	(0.03)	0.11	0.14	0.12	0.37
Net earnings	$0.85	$0.92	$1.07	$2.84	$1.11	$1.05	$1.15	$3.31

Diluted earnings (loss) per common share:
Continuing operations	$0.70	$1.08	$1.05	$2.82	$0.99	$0.90	$1.01	$2.90
Discontinued operations	0.14	(0.17)	—	(0.03)	0.11	0.14	0.12	0.37
Net earnings	$0.84	$0.91	$1.05	$2.79	$1.09	$1.04	$1.14	$3.27

Net earnings (loss) and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings (loss):
Continuing operations	$109,409	$166,456	$157,305	$433,170	$155,088	$142,475	$159,455	$457,018
Discontinued operations	22,025	(26,497)	—	(4,472)	17,159	21,583	19,457	58,199
Net earnings	$131,434	$139,959	$157,305	$428,698	$172,247	$164,058	$178,912	$515,217

Weighted average shares outstanding:
Basic	154,520	151,744	147,344	151,177	155,540	155,703	155,757	155,668
Diluted	157,090	153,938	149,457	153,429	157,399	157,513	157,555	157,565

* Per share data may be impacted by rounding.

Non-GAAP Reconciliations

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by the effect of acquisition-related amortization, gains on disposition of businesses, disposition costs, and rightsizing and other costs to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
Adjusted earnings:
Earnings from continuing operations	$109,409	$166,456	$157,305	$433,170	$155,088	$142,475	$159,455	$457,018
Acquisition-related amortization, pre-tax [1]	38,150	38,072	34,997	111,219	38,996	37,620	37,553	114,169
Acquisition-related amortization, tax impact [2]	(9,716)	(9,683)	(8,785)	(28,184)	(12,777)	(12,027)	(12,171)	(36,975)
Gain on dispositions, pre-tax [3]	—	—	—	—	(88,402)	—	—	(88,402)
Gain on dispositions, tax impact [2]	—	—	—	—	26,682	—	—	26,682
Disposition costs, pre-tax [4]	—	—	—	—	—	—	3,314	3,314
Disposition costs, tax impact [2]	—	—	—	—	—	—	(964)	(964)
Rightsizing and other costs, pre-tax [5]	4,371	6,808	24,201	35,380	—	—	—	—
Rightsizing and other costs, tax impact [2]	(797)	(1,448)	(4,477)	(6,722)	—	—	—	—
Adjusted earnings from continuing operations	$141,417	$200,205	$203,241	$544,863	$119,587	$168,068	$187,187	$474,842

Adjusted diluted earnings per common share*:
Diluted earnings per share from continuing operations	$0.70	$1.08	$1.05	$2.82	$0.99	$0.90	$1.01	$2.90
Acquisition-related amortization, pre-tax [1]	0.24	0.25	0.23	0.72	0.25	0.24	0.24	0.72
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.18)	(0.08)	(0.08)	(0.08)	(0.23)
Gain on dispositions, pre-tax [3]	—	—	—	—	(0.56)	—	—	(0.56)
Gain on dispositions, tax impact [2]	—	—	—	—	0.17	—	—	0.17
Disposition costs, pre-tax [4]	—	—	—	—	—	—	0.02	0.02
Disposition costs, tax impact [2]	—	—	—	—	—	—	(0.01)	(0.01)
Rightsizing and other costs, pre-tax [5]	0.03	0.04	0.16	0.23	—	—	—	—
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.03)	(0.04)	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$0.90	$1.30	$1.36	$3.55	$0.76	$1.07	$1.19	$3.01

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Includes a gain from the sale of Performance Motorsports International in the first quarter of 2017.
[4] Disposition costs include costs related to the sale of Warn Industries, Inc. in the fourth quarter of 2017.
[5] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures and product line divestitures and exits.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
Net Cash Flows Provided By (Used In):
Operating activities	$15,535	$159,205	$243,944	$418,684	$45,726	$152,506	$255,765	$453,997
Investing activities	(122,597)	(51,606)	(35,922)	(210,125)	86,429	(46,460)	(47,584)	(7,615)
Financing activities	(289,103)	(227,734)	(232,476)	(749,313)	(93,293)	(216,273)	(197,635)	(507,201)

Quarterly Free Cash Flow (Non-GAAP)

	2018				2017
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD
Cash flow from operating activities	$15,535	$159,205	$243,944	$418,684	$45,726	$152,506	$255,765	$453,997
Less: Capital expenditures	(44,678)	(51,686)	(38,192)	(134,556)	(36,931)	(42,035)	(51,396)	(130,362)
Free cash flow	$(29,143)	$107,519	$205,752	$284,128	$8,795	$110,471	$204,369	$323,635

Free cash flow as a percentage of revenue	(1.8)%	6.0%	11.8%	5.5%	0.6%	6.4%	11.7%	6.4%

Free cash flow as a percentage of earnings from continuing operations	(26.6)%	64.6%	130.8%	65.6%	5.7%	77.5%	128.2%	70.8%

Revenue Growth Factors

	Three Months Ended September 30, 2018
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	5.2%	9.1%	(8.8)%	3.1%
Acquisitions	—%	0.5%	0.3%	0.3%
Dispositions	(4.9)%	(0.2)%	(3.3)%	(2.8)%
Currency translation	(0.2)%	(1.3)%	(0.2)%	(0.6)%
Total **	0.1%	8.1%	(12.0)%	—%

** Totals may be impacted by rounding.

	Nine Months Ended September 30, 2018
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	6.3%	5.6%	(7.2)%	2.8%
Acquisitions	0.2%	0.6%	0.5%	0.4%
Dispositions	(5.7)%	(0.2)%	(2.2)%	(2.8)%
Currency translation	2.6%	1.6%	1.1%	1.9%
Total *	3.4%	7.6%	(7.8)%	2.3%

* Totals may be impacted by rounding.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, free cash flow, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of acquisition-related amortization, gains on disposition of businesses, disposition costs, and rightsizing and other costs. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period. Management believes this information is useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.